Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
AKAMAI TECHNOLOGIES LTD. -- Incorporated in the United Kingdom
AKAMAI TECHNOLOGIES GMBH -- Incorporated in Germany
AKAMAI TECHNOLOGIES SARL -- Incorporated in France
AKAMAI TECHNOLOGIES NETHERLANDS BV - Incorporated in the Netherlands
AKAMAI INTERNATIONAL BV - Incorporated in the Netherlands
AKAMAI TECHNOLOGIES SECURITIES CORPORATION -- Incorporated in Massachusetts
K STREAMING LLC - Organized in Delaware
AKAMAI SALES LLC - Organized in Delaware
AKAMAI JAPAN G.K. - Incorporated in Japan
AKAMAI TECHNOLOGIES INDIA PRIVATE LTD. - Incorporated in India
AKAMAI TECHNOLOGIES SPAIN SL - Incorporated in Spain
AKAMAI TECHNOLOGIES SINGAPORE PVT. LTD. - Incorporated in Singapore
AJ TECHNOLOGIES LTD - Incorporated in the Cayman Islands
AKAMAI (BEIJING) TECHNOLOGIES, CO. LTD. - Incorporated in the People's Republic of China
AKAMAI TECHNOLOGIES AB - Incorporated in Sweden
AKAMAI TECHNOLOGIES SOLUTIONS (INDIA) PRIVATE LTD. - Incorporated in India
AKAMAI TECHNOLOGIES YUHAN HOESA - Incorporated in South Korea
AKAMAI TECHNOLOGIES S.R.I. - Incorporated in Italy
AKAMAI TECHNOLOGIES INTERNATIONAL AG - Incorporated in Switzerland
AKAMAI TECHNOLOGIES HONG KONG LIMITED - Incorporated in Hong Kong
AKAMAI TECHNOLOGIES POLAND SP. Z.O.O. - Incorporated in Poland
AKAMAI TECHNOLOGIES S.R.O. - Incorporated in the Czech Republic
AKAMAI TECHNOLOGIES E SERVICOS DO BRASIL LTDA. - Incorporated in Brazil
AKAMAI TECHNOLOGIES APJ PTE LTD. - Incorporated in Singapore
FASTSOFT, INC. - Incorporate in Delaware
AKAMAI TECHNOLOGIES ISRAEL LIMITED - Incorporated in Israel
AKAMAI TECHNOLOGIES CANADA - Incorporated in Canada
AKAMAI TECHNOLOGIES COSTA RICA SRL - Incorporated in Costa Rica
VERIVUE, INC. - Incorporated in Delaware
AKAMAI NETWORKS B.V. - Incorporated in the Netherlands
AKAMAI TECHNOLOGIES LIMITED - Incorporated in Taiwan